PURCHASE AND SALE AGREEMENT



1. Communications & Power Industries, Inc. ("Seller") agrees to SELL and Signal Technology Corporation ("Buyer") agrees to BUY, upon the terms hereinafter set forth, the premises at 26-28 Tozer Road, Beverly, Massachusetts, more particularly described in Exhibit A attached hereto.

        Together with the buildings, structures, and improvements now thereon, and the fixtures belonging to Seller and used in connection therewith including, if any, all window blinds and shades, screens, screen and storm windows and doors, awnings, furnaces, heaters, heating equipment, oil and gas burners and fixtures appurtenant thereto, hot water heaters, plumbing and bathroom fixtures, electric and other lighting fixtures, fences, gates, trees, shrubs, plants, air conditioning equipment, ventilators, (the aforesaid premises and property are herein collectively called "the Premises"). None of such fixtures or improvements have been leased or purchased on an installment basis by Seller.

2. The Premises are to be conveyed by a good and sufficient quitclaim deed running to Buyer or to such grantee as Buyer may designate by notice to Seller at least seven days before the deed is to be delivered as herein provided, and said deed shall convey a good and clear record and marketable title thereto, sufficient to entitle Buyer to a Certificate of Title to the Premises free from encumbrances, except:

        (a) Applicable laws and regulations of any governmental authority in effect on the date of the delivery of the deed;

        (b) Such taxes for the then current tax period as are not due and payable on the date of the delivery of such deed, which taxes Buyer assumes and agrees to pay, subject to the adjustment referred to in Paragraph 12 hereof;

        (c) Any liens for municipal betterments assessed after the date hereof;

        (d) Easements, agreements and restrictions of record as shown on Exhibit B;

        (e) Leases and tenancies referred to in Paragraph 6 hereof;

        (f) Site Access, Property Use and Indemnity Agreement with Varian Associates, Inc. attached as Exhibit C; and

        (g) Covenant Not to Sue by the Commonwealth of Massachusetts.

For title, see Certificate of Title No. 53820 in Essex South Registry District of the Land Court.

3. If said deed refers to a plan necessary to be recorded therewith Seller shall deliver such plan with the deed in form adequate for recording or registration.

4. The agreed purchase price for the Premises is Two Million Three Hundred Fifty Thousand ($2,350,000) Dollars of which:

$  200,000      shall be paid to  Hunneman & Co.  ("Escrow  Agent") as a deposit upon execution of this Agreement, and

$  200,000      are to be paid to Escrow  Agent on or  before  August  29,  1997 provided this Agreement has not been terminated, and

$1,950,000      are to be paid at the time of  delivery  of the deed by  federal wire transfer to be received before 2 p.m. on such date pursuant to instructions  provided to Buyer at least five days before the closing
-----------
$2,350,000      TOTAL

        Buyer and Seller hereby agree to execute a separate Designation Agreement in the form attached as Exhibit I, designating the reporting person pursuant to Section 6045 of the Internal Revenue Code. Seller agrees to provide the reporting person with information substantially in the form of Exhibit I-A attached to the Designation Agreement, or if the transaction contemplated by this agreement is exempt from the reporting requirements of Section 6045, with a certification to that effect, specifying the grounds for the exemption, which certification shall meet the requirements of Treasury Regulation 1.6045-3T. If more than one person is the Seller hereunder, each such person hereby agrees to provide the reporting person with a separate Exhibit I-A and a statement of the allocation of the gross proceeds among the parties who constitute the Seller.

5. Such deed is to be delivered at 10 o'clock A.M. on the 30th day of September, 1997, at the offices of Buyer's attorneys, Gadsby & Hannah, LLP, 225 Franklin Street, Boston, Massachusetts 02110, or, upon five days notice to Seller by Buyer, at the offices of Buyer's lender or its counsel, or unless otherwise agreed upon in writing,


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

(such time, as the same may be extended pursuant to Paragraph 8 hereof, being hereinafter referred to as "the Time of Closing"). It is agreed that time is of the essence of this agreement.

6. Full possession of the Premises free of all tenants and occupants except Buyer (formerly known as ST Olektron Corp., a subsidiary of Buyer), is to be delivered at the Time of Closing, the Premises to be then (i) substantially in the same condition as they now are, reasonable use and wear thereof excepted, and (ii) not in violation of any applicable zoning or building laws or regulations or of any encumbrance referred to in Paragraph 2 above. If the Premises shall have been damaged by fire or casualty insured against, then the Time of Closing shall be extended until the sooner of (a) December 30, 1997 or
(b) 15 days after notification by Seller to Buyer that the damage has been restored, and Seller shall proceed to restore the Premises in accordance with the provisions of the current lease of the Premises between Seller and Buyer (f/k/a ST Olektron Corp.) If on December 15, 1997 the Premises shall not have been restored or Seller shall not have provided such notice, then, at Buyer's option exercised on or before December 22, 1997, Buyer may either (a) proceed to a closing on December 30, 1997 and Seller shall assign and pay over to Buyer all amounts recovered or recoverable on account of such insurance, less any amounts reasonably expended by Seller in the collection thereof or for partial restoration, plus any applicable deductible amount not yet expended by Seller, or (b) terminate this Agreement whereupon Seller shall promptly return the deposit and any interest earned thereon and neither party shall have further recourse hereunder.

     The rights and obligations of Seller and ST Olektron Corp in the event this Agreement is terminated shall be governed by the terms of their lease. Otherwise Seller's obligations under that lease shall terminate at the Time of Closing.

7.      Buyer shall have until 5 P.M. August 22, 1997 to:

               (a) obtain reports and review existing documentation to determine in Buyer's sole discretion (1) whether the type and amount of any oil or hazardous substances as defined in any applicable federal, state or local law, ordinance or regulation, in, on, affecting or likely to affect the Premises, the potential risks thereof to the Buyer and/or potential limitations therefrom on the Premises are acceptable to the Buyer, (ii) if the Site Access Property Use and Indemnity Agreement is acceptable to the Buyer, and (iii) if the Covenant Not to Sue entered into by and between the Department of Environmental Protection of the Commonwealth of Massachusetts and the Seller shall inure to the benefit of the Buyer and its successors and assigns;

               (b) determine whether the Premises and building thereon comply with the requirements of all applicable municipal laws and ordinances and to determine that the Premises and proposed use thereof by the Buyer are in conformance with all applicable zoning and other bylaws and code requirements; and

               (c) determine whether the title to the Premises is acceptable to the Buyer.



                                      -4a-

        If the inspections and review to be conducted by the Buyer reveal results which are not acceptable to the Buyer, in Buyer's sole discretion, or if the Buyer is not able to make a determination regarding the Premises within such time period, the Buyer may terminate this Agreement by written notice delivered to the Seller no later than 5 p.m. August 22, 1997, whereupon this Agreement shall terminate and shall be of no further force or effect and all deposits made thereunder shall be forthwith returned to the Buyer.

8. Provided that the Agreement has not been terminated pursuant to paragraph 7, Buyer shall give Seller notice, on or before 5 p.m. August 22, 1997, designating all objections to the matters set forth in Paragraph 2 and all defects in title and violations of applicable zoning and building laws and regulations referred to in Paragraph 6 above existing at the time of such notice, and all such defects and violations not so designated shall be deemed to have been waived. If Seller shall be unable to give title or to make conveyance, or to deliver possession of the Premises, all as herein stipulated, or if at the Time of Closing the Premises do not conform with the provisions hereof, then Seller shall use reasonable efforts to remove any defects in title, or to deliver possession as provided herein, or to make the Premises conform to the provisions hereof, as the case may be, in which event the Time of Closing shall be extended for a period of 30 days.

        If at the expiration of the extended time Seller shall have failed so to remove any defects in title, deliver possession, or make the Premises conform, as the case may be, all as herein agreed, any payments made under this agreement shall be forthwith refunded and all other obligations of all parties hereto shall cease and this agreement shall be void and without recourse to the parties hereto; provided that Buyer shall have the election, at either the original or extended Time of Closing, to accept such title as Seller can deliver to the Premises in their then condition and to pay therefor the purchase price without deduction, in which case Seller shall convey such title, except that in the event of such conveyance in accordance with the provisions of this clause, if any portion of the Premises shall have been taken by exercise of the power of eminent domain, Seller shall pay over or assign to Buyer on delivery of the deed, all awards recovered or recoverable on account of such taking, less any amounts reasonably expended by Seller in obtaining such award.

        Should this Agreement be terminated pursuant to the preceding paragraph, Seller agrees to extend the lease of the current tenant, Buyer (f/k/a ST Olektron Corp.), for an additional period of six months from the date of such termination on the current terms.

9. The acceptance of a deed by Buyer or the grantee designated by Buyer, as the case may be, shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed, except the provisions of Paragraph 12, 13 and 15 hereof.

10. To enable Seller to make conveyance as herein provided, Seller may, at the Time of Closing use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests, provided that provision reasonably satisfactory to Buyer's attorney is made at the Time of Closing for prompt recording of all instruments so procured.

11. Until the Time of Closing, Seller shall maintain insurance on the Premises against fire and hazards covered by extended endorsement in an amount at least equal to 80% of the replacement value of the Premises.

12. Collected or uncollected rents, and, to the extent not paid by the tenant, water and sewer use charges, and taxes for the then current tax period shall be apportioned, as of the Time of Closing and the net amount thereof shall be added to or be deducted from, as the case may be, the purchase price payable by Buyer at the Time of Closing.

        If the amount of said taxes is not known at the Time of Closing, they shall be apportioned on the basis of the taxes assessed for the preceding year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless otherwise agreed. If such proceedings are commenced, the party commencing the same shall give the other party notice thereof, thereafter diligently prosecute such proceedings and not discontinue the same without first giving the other party notice of its intention so to do and reasonable opportunity to be substituted in such proceedings; and the other party agrees to cooperate in such proceedings without being obligated to incur any expense in connection therewith.

13. This Agreement constitutes the entire agreement between the parties hereto and no verbal statements made by anyone with regard to the transaction which is the subject of this Agreement shall be construed as a part hereof unless the same be incorporated herein by writing. Buyer acknowledges that neither Seller nor anyone acting in Seller's behalf has made any warranties or representations upon which Buyer has relied (other than as specifically set forth in this Agreement) with respect to the condition of the Premises, or any other fact, matter or condition respecting or concerning the transaction which is the subject hereof.

        Without limiting the foregoing, Seller makes no representations or warranty regarding the presence or absence of lead paint, asbestos or hazardous substances on or under the Premises. Buyer acknowledges that it is accepting the Building in its "as is" condition and is aware of the age and general condition of the building roof and air conditioners and that such condition is reflected in the purchase price. Buyer also acknowledges that the Premises is affected by subsurface contamination from the adjacent property at 150 Sohier Road and that responsibility for such contamination is the subject of the Site Access, Property Use and Indemnity Agreement between Seller and Varian ("the Site Access Agreement"), a copy of which has been provided to Buyer. Accordingly the deed to Buyer will preclude Buyer and its successors and assigns from recourse against Seller or Varian Associates, Inc. for loss in property value due to the presence of the contamination on the Premises or migrating from

150 Sohier Road as disclosed in reports filed with the Department of Environmental Protection or provided by Seller to Buyer. However, nothing in this paragraph would preclude any lawful claim by Buyer against Seller for contamination to the Premises caused by Seller.

14. The Premises is currently served by an underground copper line which provides gaseous nitrogen from 150 Sohier Road to the building on the Premises. Seller agrees to continue such supply provided Buyer pays promptly for the gas supplied and maintains the line and meter. Furthermore, Seller expressly reserves the right to discontinue such supply at any time in its sole discretion upon 90 days' notice to Buyer or without notice in the event of emergency or malfunction. Seller shall not be liable for interruption in service, quality of the gas supplied or any damage or liability resulting from the supply of gas or its use by Buyer. Buyer hereby holds harmless, indemnifies and agrees to defend Seller from and against any loss, damage, liability, cost or injury resulting from or in connection with supplying Buyer with gas.

        Seller shall remove the current gate which separates the 26-28 Tozer Road parking lot from the access driveway to 150 Sohier Road and relocate it in the existing fence between the two properties adjacent to Route 128.

15. Buyer and Seller mutually represent and warrant that no person or firm other than Hunneman & Co. would be entitled to be paid a commission by reason of the procurement of this Agreement or the transaction which is the subject matter hereof. Buyer and Seller mutually agree to indemnify and hold harmless the other party from and against any loss, cost, damage or expense arising out of any claim for a commission by any person or firm with whom it has dealt other than Hunneman & Co.

16. All deposits made hereunder shall be held by Escrow Agent as agent for the Seller, as earnest money for the proper performance of this agreement on the part of Buyer subject to the terms of this agreement and shall be duly accounted for at the Time of Closing. Such deposits shall be held in an uninsured interest bearing account, with all interest thereon being payable to Buyer unless Buyer defaults hereunder and Seller is entitled to retain the deposit.

17. If Buyer shall fail to fulfill Buyer's obligations hereunder, the $400,000 deposit and any interest thereon shall be retained by Seller as liquidated damages, the parties hereby acknowledging that it is not possible to accurately predict the actual amount of damages and that the deposit is their best estimate of such damages and not a penalty. The retention of the $400,000 deposit plus interest thereon shall constitute Seller's sole remedy at law or at equity. If Buyer has not yet paid the full $400,000 deposit and fails to do so, this provision shall be void.

18. If Buyer records this agreement, it shall, at the option of Seller, become ipso facto null and void, and all payments made hereunder shall be retained by Seller as liquidated damages.

19. All notices required or permitted to be given hereunder shall be in writing and delivered by hand or mailed postage prepaid, by registered or certified mail, addressed in the case of Seller to Communications & Power Industries, Inc.,


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

150 Sohier Road, Beverly, Massachusetts 01915-5595, Attention: Division Controller, with a copy to Robert Tuchmann, Esq., Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and in the case of Buyer to Signal Technology Corporation, 26-28 Tozer Road, Beverly, Massachusetts 01915
Attention: John Croke and Sam Smookler, with a copy to Harry Hauser, Esq., Gadsby & Hannah, LLP, 225 Franklin Street, Boston, Massachusetts 02110 or in the case of either party to such other address as shall be designated by written notice given to the other party. Any such notice shall be deemed given when so delivered by hand or if so mailed, when deposited with the U.S. Postal Service.

20. If Seller executes this agreement in a representative or fiduciary capacity, only the principal or the estate represented shall be bound and neither Seller so executing nor any shareholder or beneficiary of any trust shall be personally liable for the performance or observance of any obligation expressed or implied hereunder. If two or more persons are named herein as Seller or Buyer, their respective obligations hereunder shall be joint and several.

21. The submission of a draft of this agreement or a summary of some or all of its provisions does not constitute an offer to buy or to sell the Premises, it being understood and agreed that neither Buyer nor Seller shall be legally obligated with respect to the purchase or sale of the Premises unless and until this agreement has been executed by both Buyer and Seller and a fully executed copy has been delivered.

22. Buyer may, upon written notice to Seller, assign its interest hereunder to an entity controlled by Buyer.

        This instrument, executed this 25th day of July, 1997, is to be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the parties and may be cancelled, modified or amended only by a written instrument executed by both Seller and Buyer.


                                     Communications & Power Industries, Inc.


                                     By: /s/ Dennis Gleason
                                        ----------------------------
                                             Dennis Gleason, Vice President


                                     Signal Technology Corporation


                                     By: /s/ Sam Smookler
                                        ----------------------------
                                             Sam Smookler, President

                                      DEED



        Communications & Power Industries, Inc., a Delaware corporation with a principal place of business at 150 Sohier Road, Beverly, Massachusetts, for consideration paid of Two Million Three Hundred and Fifty Thousand Dollars ($2,350,000) hereby grants to Signal Technology Corporation, a Delaware corporation with a principal place of business at 28 Tozer Road, Beverly, Massachusetts, with QUITCLAIM COVENANTS, the land at 28 Tozer Road, Beverly, Massachusetts shown as Lot 24 on Land Court Plan No. 33283H, more particularly bounded and described as shown as Exhibit A attached hereto.

        Executed as a sealed instrument this 25th day of September, 1997.



                                         COMMUNICATIONS & POWER
                                               INDUSTRIES, INC.


                                         By: /s/ Dennis Gleason
                                            ----------------------------
                                                 Dennis Gleason, Vice President




                         COMMONWEALTH OF MASSACHUSETTS

Essex, ss.                                                    September 29, 1997

        Then personally appeared the above-named Dennis Gleason, Vice President of Communications & Power Industries, Inc., who acknowledged the foregoing to be his free act and deed and the free act and deed of said corporation, before me,



                                                --------------------------
                                                Notary Public
                                                My commission expires:


                                             My Commission expires Dec. 13, 2002

                                   EXHIBIT A


PARCEL ONE:

SOUTHWESTERLY               by the northeasterly line of Tozer Road six hundred
                            thirteen and 08/100 (613.08) feet;


NORTHERLY                   by the southerly line of State  Highway, no access,
                            ninety nine and 33/100 (99.33) feet;


NORTHEASTERLY               by lot 25, as shown on plan hereinafter  mentioned,
                            five hundred sixty seven and  12/100 (567.12) feet;
                            and

SOUTHEASTERLY               by lot 23, as shown on said plan, one hundred ninety
                            two and 92/100 (192.92) feet.



All of said boundaries are determined by the Court to be located as shown upon plan numbered 33283H drawn by Hancock Survey Associates, Inc., Surveyors, dated December 23, 1981, as modified and approved by the Court, filed in the Land Registration Office, a copy of a portion of which is filed with Certificate of Title 51578 in the Southern Registry District of Essex County, and Parcel One is shown thereon as lot 24.

For grantor's title to Parcel One, see Certificate of Title No. 53820 issued by said Registry.

Together with those matters contained in an Agreement made by and between Howard
A. Fafard and Varian Associates, Inc. dated January 14, 1983 and filed with the Essex South Registry District of the Land Court as Document Number 186734.

                                   EXHIBIT B


1. Real estate taxes and municipal charges which constitute liens, but which are not yet due and payable.

2. Easement granted to Massachusetts Electric Company dated September 28, 1982 and filed with the Essex South Registry District of the Land Court as Document Number 184785.

3. Easements granted to Massachusetts Electric Company dated January 31, 1983 and filed with said Land Court as Document Numbers 186651 and 186652.

4. Order of Conditions by the Beverly Conservation Commission dated November 23, 1981 and filed with said Land Court as Document Number 188554.

5. Terms and provisions of a Lease and Option to Purchase made by and between Varian Associates, Inc. (Lessor) and RF Components, Inc. (Lessee) notice of which is dated December 28, 1990 and filed with said Land Court as Document Number 262863. ST Olektron has succeeded to the interest of the Lessee and the Option to Purchase has been terminated.

6. Right of way granted to Bomac Laboratories, Inc. as set forth in an Instrument dated March 31, 1953 and recorded with the Essex South Registry of Deeds at Book 3968, Page 522.

7. Order of Conditions by the Beverly Conservation Commission dated November 23, 1981 and filed with said Land Court as Document Number 182736. As affected by Extension Permit dated November 5, 1982 and filed with said Land Court as Document Number 185358. As further affected by Extension Permit dated May 25, 1984 and filed with said Land Court as Document Number 194882.

8. Easement from the Bomac Laboratories, Inc. to Beverly Gas and Electric Company dated September 25, 1950 and recorded with said Deeds at Book 3782, Page 309.

9. Easements as shown on plan of land entitled "Subdivision Plan of Land in Beverly" prepared by Hancock Survey Associates, Inc., Surveyors filed with said Land Court as Plan Number 33283H.

10. Site Access, Property Use and Indemnity Agreement with Varian Associates, Inc. and Seller attached as Exhibit C to be executed by the parties.

11. Covenant Not to Sue by and between Seller and the Commonwealth of Massachusetts.



----------------------------
Initial for identification



                                      -2-